040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: MU GLOBAL HOLDING LIMITED

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: Common: 600000000 Preferred: 200000000

Par value per share: $ 0.0001

Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Yen Yen Niu
Name

Street Address	City	State	Zip Code
No.2 Aly.59, Ln.14, Sec 4, Zhongshan N.rd.,	Shilin Dist.	Taipei	11166, Taiwan

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions)

[ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Yen Yen Niu
Name

X
Incorporator Signature

Address	City	State	Zip Code
No.2 Aly.59, Ln.14, Sec 4, Zhongshan N.rd.,	Shilin Dist.	Taipei	11166, Taiwan

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Mark Williams, AVP,
Business Filings Incorporated
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

May 29, 2018
Date

This form must be accompanied by appropriate fees.

Attachment to Articles of Incorporation
For
MU GLOBAL HOLDING LIMITED

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	BUSINESS FILINGS INCORPORATED
Address of Commercial Registered Agent:	701 S CARSON ST STE 200, CARSON CITY NV 89701
Address of Registered Office:	701 S CARSON ST STE 200, CARSON CITY NV 89701
Mailing Address of Registered Office:	701 S CARSON ST STE 200, CARSON CITY NV 89701

Article three: Authorized Stock

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors